Exhibit 99.(d)(7)(ii)

AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

This first amendment (the “Amendment”) to the Investment Sub-Advisory Agreement by and between Orion Portfolio Solutions, LLC, d/b/a Brinker Capital Investments (the “Adviser”) and Columbia Management Investment Advisers, LLC (the “Sub-Adviser”), is entered into this 1st day of July 2023.

WHEREAS, Adviser and Sub-Adviser have entered into that certain Investment Sub-Advisory Agreement dated as of September 24, 2020 (the “Agreement”);

WHEREAS Brinker Capital Investments, LLC changed its name to Orion Portfolio Solutions, LLC effective December 31, 2022;

WHEREAS Orion Portfolio Solutions, LLC will continue to do business as Brinker Capital Investments;

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended only by an instrument in writing signed by both parties; and

WHEREAS, Adviser and Sub-Adviser wish to amend the Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration received, the sufficiency of which is hereby acknowledged, Adviser and Sub-Adviser hereby agree to amend the Agreement as follows:

1.	The Agreement shall remain in full force and effect, except that it shall be modified as set forth in this Amendment. Any capitalized terms that are used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement. Should a conflict arise between this Amendment and the Agreement, the provisions of this Amendment shall control.

2.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

3.	This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. All other provisions of the Agreement remain in effect and are unchanged by this Amendment.

4.	This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, binding upon all parties to this Amendment, notwithstanding that all parties may not have executed the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, we have caused this Amendment to be executed by our duly authorized persons as of the date and year first referenced above.

THE ADVISER:

ORION PORTFOLIO SOLUTIONS, LLC, D.B.A. BRINKER CAPITAL INVESTMENTs

By:	/s/ Brian Ferko
Name: Brian Ferko

Title: Chief Compliance Officer

THE SUB-ADVISER:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Dana Keene

Name: Dana Keene

Title: Senior Director

Schedule A
To the Sub-Advisory Agreement
dated September 24, 2020,
As Amended July 1, 2023

Fund:	Investment Strategy:	Fee (annual rate based on average daily net assets):
Destinations Large Cap Equity Fund	Focused Large Cap Growth	[*****] [*****] [*****]	[*****] [*****] [*****]

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